UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Report as of April 22, 2003

GENERAL BINDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

Commission File Number 0-2604

36-0887470
(I.R.S. employer identification No.)

One GBC Plaza,
Northbrook, Illinois 60062
(Address of principal executive offices, including zip code)

(847) 272-3700
(Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1  Press release of Registrant dated April 22, 2003.
99.2  Tables to press release of Registrant dated April 22, 2003.

Item 9. Regulation FD Disclosure (Information furnished in this Item 9 is furnished pursuant to Item 12).

Registrant is furnishing its press release and related tables to the press release dated April 22, 2003, which reports Registrant's first quarter 2003 results, pursuant to Item 12, "Results of Operations and Financial Condition", of Form 8-K. The press release and related tables are included herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

                                                                                                                          GENERAL BINDING CORPORATION

                                                                                                                           By: /s/ Steven Rubin
                                                                                                                           Steven Rubin
                                                                                                                           Vice President, Secretary &
                                                                                                                           General Counsel
                                                                                                                           April 22, 2003

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EXHIBIT 99.1

GBC REPORTS 1st QUARTER 2003 RESULTS
Sales Off Slightly; Gross Profit Margin Up 1.5 Percentage Points

    Northbrook, IL, April 22, 2003 -- General Binding Corporation (Nasdaq: GBND) today announced results for the first quarter of 2003. Sales were 1.6% below the level of sales in the first quarter of 2002, reflecting the weak economy. The gross profit margin increased significantly by 1.5 percentage points, principally resulting from ongoing success in the implementation of the Company's Operational Excellence Program. Net income for the quarter was $0.01 per share, compared to a loss last year of $(0.37) per share, before the cumulative effect of accounting changes.

    "The wide-ranging Operational Excellence initiatives we undertook throughout the organization last year to generate cost savings and increases in our productivity levels account for much of the significant improvement we continue to see in our gross profit margin," said Dennis Martin, Chairman of the Board, President and CEO. Although we did not get any lift in sales during the quarter due to the difficult economic climate, we continue to expect further cost savings from Operational Excellence during the year, and we believe that we are well-positioned to leverage this improved profitability as the economy improves. In addition, the recent strategic realignment of the Commercial and Consumer and the Industrial and Print Finishing Groups will help us improve our focus and penetration into existing markets. And, we continue to fund investments related to new sales, marketing and product development initiatives which will provide a solid foundation for revenue growth in years ahead, particularly in some of the new markets that we are focusing on, such as the home and school markets."

1st Quarter Results

Financial results for the quarter included the following highlights:

  Sales in the quarter totaled $169.4 million, down $2.8 million or 1.6% from the first quarter of 2002. International sales within the Groups were positively affected by exchange rate movements. The Document Finishing Group reported a sales increase of 3.9% in the quarter over the prior year, and sales in the Films and Europe Groups were flat. Sales in the Office Products Group were down 7.4%, due to lower demand in most of its channels.
  The Company's gross profit for the quarter increased by $1.5 million, or 1.5 points over the prior year, related primarily to pricing initiatives and savings resulting from the Company's Operational Excellence Program.
  Selling, service and administrative expenses were up $2.1 million in the quarter compared to prior year, primarily due to the adverse effect of exchange rate movements on international expenses as well as planned spending on certain new initiatives.

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  Operating income for the quarter was down slightly by $0.5 million. Income in the Films Group was stable, and lower sales in the Office Products Group and a lower gross profit margin in the Document Finishing Group were partially offset by income improvement in the Europe Group and lower corporate expenses.
  Interest expense in the quarter totaled $9.3 million, down $1.0 million due primarily to a lower average debt level.
  Restructuring expense in the quarter totaled $1.4 million. This expense was incurred as a result of subleasing a manufacturing facility as part of a previously-announced rationalization. In 2002, restructuring and other expenses totaled $4.8 million.
  Total net debt at the end of the quarter, adjusted for cash and equivalents, was $324 million, roughly flat to the amount outstanding at the beginning of the quarter.

Conference Call

    On April 23, 2003, at 10:00 a.m. Central Time, GBC's management will host a conference call to discuss the Company's first quarter 2003 results. The live presentation, and an archived replay, will be available via an internet webcast and can be accessed from the investor relations section of GBC's website at http://www.gbc.com or at www.streetevents.com.

    GBC is a world leader in products that bind, laminate, and display information so people can accomplish more at work, school and home. GBC's products are marketed in over 100 countries under the GBC, Quartet, and Ibico brands, and they help people organize and communicate ideas and enhance printed materials.

    This press release includes forward-looking statements involving uncertainties and risks, and there can be no assurance that actual results will not differ from the Company's expectations. The words "should," "believe," "anticipates," "plans," "may," "expects" and other expressions that indicate future events and trends identify forward-looking statements. Factors that could cause materially-different results include, among other things, competition within the office products and lamination film products markets, effects of general economic conditions, the restructuring activities associated with the integration and go-to-market strategies of the Company's business units, the ability of the Company's distributors to successfully market the Company's products and other risks described in the Company's filings with the S.E.C. The Company assumes no obligation to update its forward-looking statements.

Contact: Paul J. Bors, Corporate Treasurer
            (847) 291-6187
            inv-rel@gbc.com (E-mail)
            www.gbc.com (GBC's web site)

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EXHIBIT 99.2
GBC PRESS RELEASE AND TABLES
GENERAL BINDING CORPORATION
THREE MONTHS ENDED MARCH 31, 2003
(Amounts in Thousands except Per Share Amounts)
	Three Months Ended March 31, 2003
CONSOLIDATED SUMMARY OF INCOME	2003	2002
	(Unaudited)	(Unaudited)
Net sales	$ 169,435	$172,262
Cost of sales:
Product cost of sales, including development and engineering	101,965	106,322
Selling, service and administrative	57,549	55,485
Amortization of intangible assets	188	263
Restructuring and other:
Restructuring	1,405	4,169
Other	-	625
Interest expense	9,298	10,292
Other (income) expense, net	(325)	758
Income (loss) before taxes and cumulative effect of accounting change	(645)	(5,652)
Income taxes	(728)	217
Cumulative effect of accounting change, net of taxes (1)	-	79,024
Net income (loss)	$ 83 =======	$ (84,893) ========
Earnings per share:
Basic and diluted
Before cumulative effect of accounting change	$ 0.01	$ (0.37)
Cumulative effect of accounting change	-	(5.00)
Net income (loss) per share	$ 0.01 =====	$ (5.37) ======
Avg. common shares outs. (basic)	15,951	15,806
Avg. common shares outs. (diluted)	16,206	15,806

(1)

GBC implemented SFAS No. 142, "Goodwill and other Intangible Assets," in the first quarter of 2002. SFAS No. 142 subjects goodwill to a fair-value based impairment test. As a result of applying the impairment tests, GBC recorded a gross goodwill impairment of $110.0 million and an offsetting tax benefit of $31.0 million. These impairment charges were recorded as of January 1, 2002. This charge is non-cash and had no impact on the Company's operations.

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GENERAL BINDING CORPORATION
SEGMENT INFORMATION
(Amounts in Thousands)
		Net Sales		Segment Operating Income (1)
		Three Months Ended March 31,		Three Months Ended March 31,
		2003	2002	2003	2002
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	Office Products	$ 50,758	$54,788	$ 4,718	$ 5,710
	Document Finishing	46,776	45,022	4,537	5,299
	Films	35,194	35,037	5,942	6,019
	Europe	26,331	26,512	1,288	846
	Other	10,376	10,903	383	144
	Unallocated corporate items	-	-	(7,135)	(7,826)
	Total	$169,435 =======	$172,262 =======	$ 9,733 ======	$10,192 =======
	The following is a reconciliation of segment operating income to income before taxes and cumulative effect of accounting change:
				Three Months Ended March 31,
				2003	2002
				(Unaudited)	(Unaudited)
	Total segment operating income			$ 9,733	$ 10,192
	Interest expense			9,298	10,292
	Restructuring and other expenses			1,405	4,794
	Other (income) expense			(325)	758
	Income before taxes and cumulative effect of accounting change			$ (645) ======	$ (5,652) =======

SELECTED FINANCIAL INFORMATION
(Amounts in Thousands)
				Three Months Ended March 31,
				2003	2002
				(Unaudited)	(Unaudited)
	Depreciation and amortization expense			$6,863 =====	$7,366 =====
	Capital expenditures			$1,423 =====	$1,688 =====
Notes:
(1)

Segment operating income is defined as net sales less product cost of sales, selling, service and administrative expenses and amortization of intangibles. Inventory rationalization and write-down charges, restructuring and other expenses are not included in segment results. Additionally, certain expenses of a corporate nature and certain shared expenses are not allocated to the business groups.

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GENERAL BINDING CORPORATION
BALANCE SHEET
(Amounts in Thousands)
BALANCE SHEET SUMMARY	March 31, 2003	December 31, 2002
Assets
Current assets:
Cash and equivalents	$ 12,080	$ 18,251
Receivables, net	125,140	121,709
Inventories	89,542	91,920
Other	38,397	34,913
Total current assets	265,159	266,793
Capital assets, net	104,360	106,877
Other assets	182,510	180,839
Total Assets	$ 552,029 ========	$ 554,509 ========

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 48,937	$ 50,459
Accrued liabilities	83,096	86,579
Notes payable and current maturities	123,526	26,654
Total current liabilities	255,559	163,692
Long-term debt less current maturities	212,549	314,766
Other long-term liabilities	35,968	33,920
Total stockholders' equity	47,953	42,131
Total Liabilities and Stockholders' Equity	$ 552,029 ========	$ 554,509 ========

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